Exhibit (h)(1)(x)

[FORM OF] AMENDMENT NO. 9

TO THE

MUTUAL FUNDS SERVICE AGREEMENT

AMENDMENT NO. 9 to the Mutual Funds Service Agreement dated as of [            , 2014] between EQ Advisors Trust, a Delaware statutory trust (“Trust”) and AXA Equitable Funds Management Group, LLC a Delaware limited liability company (“FMG LLC” or “Administrator”) (“Amendment No. 9”).

The Trust and FMG LLC agree to modify the Mutual Funds Service Agreement dated as of May 1, 2011, as amended, (“Agreement”) as follows:

1.	New Portfolios. Multimanager Aggressive Equity Portfolio, Multimanager Core Bond Portfolio, Multimanager Mid Cap Growth Portfolio, Multimanager Mid Cap Value Portfolio and Multimanager Technology Portfolio are hereby added to the Agreement on the terms and conditions contained in the Agreement.

2.	Name Changes: Effective May 1, 2014, the following Portfolio’s names shall be changed as follows:

Current Name	New Name
EQ/Large Cap Value PLUS	AXA Large Cap Value Managed Volatility
EQ/Large Cap Core PLUS	AXA Large Cap Core Managed Volatility
EQ/Large Cap Growth PLUS	AXA Large Cap Growth Managed Volatility
EQ/International Core PLUS	AXA International Core Managed Volatility
EQ/Global Multi-Sector Equity	AXA Global Equity Managed Volatility
EQ/Mid Cap Value PLUS	AXA Mid Cap Value Managed Volatility
EQ/International Value PLUS	AXA International Value Managed Volatility
EQ/Mutual Large Cap Equity	AXA/Mutual Large Cap Equity Managed Volatility
EQ/Templeton Global Equity	AXA/Templeton Global Equity Managed Volatility
EQ/AXA Franklin Small Cap Value Core	AXA/Franklin Small Cap Value Managed Volatility
EQ/Franklin Templeton Allocation	AXA/Franklin Templeton Allocation Managed Volatility
EQ/Franklin Core Balanced	AXA/Franklin Balanced Managed Volatility
AXA Tactical Manager 500	AXA 500 Managed Volatility
AXA Tactical Manager 400	AXA 400 Managed Volatility
AXA Tactical Manager 2000	AXA 2000 Managed Volatility
AXA Tactical Manager International	AXA International Managed Volatility
ATM Large Cap	ATM Large Cap Managed Volatility
ATM Mid Cap	ATM Mid Cap Managed Volatility
ATM Small Cap	ATM Small Cap Managed Volatility
ATM International	ATM International Managed Volatility

3.	Schedule A: Schedule A to the Agreement is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 9 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC

By:		By:
	Brian Walsh		Steven M. Joenk
	Chief Financial Officer and Treasurer		Chairman, Chief Executive Officer and President

SCHEDULE A

[FORM OF] AMENDMENT NO. 9

MUTUAL FUNDS SERVICE AGREEMENT

Fees and Expenses

Trust Administration, Accounting and Compliance Fees

Single-Advised Portfolios

0.12% of the first $3 billion; 0.11% of the next $3 billion; 0.105% of the next $4 billion; 0.10% of the next $20 billion;

and 0.0975% thereafter (based on aggregate average daily net assets of the Portfolios) plus $30,000 for each Portfolio with average net assets of less than $5 billion

EQ/AllianceBernstein Short-Term Bond

EQ/AllianceBernstein Short Duration Government Bond

AXA SmartBeta™ Equity

EQ/BlackRock Basic Value Equity

EQ/Boston Advisors Equity Income

EQ/Calvert Socially Responsible

EQ/Capital Guardian Research

EQ/Common Stock Index

EQ/Core Bond Index

EQ/Davis New York Venture

EQ/Energy ETF

EQ/Equity 500 Index

EQ/GAMCO Mergers and Acquisitions

EQ/GAMCO Small Company Value

EQ/International Equity Index

EQ/International ETF

EQ/Intermediate Government Bond

EQ/Invesco Comstock

EQ/JPMorgan Value Opportunities

EQ/Large Cap Growth Index

EQ/Large Cap Value Index

EQ/Lord Abbett Large Cap Core

EQ/Low Volatility Global ETF

EQ/MFS International Growth

EQ/Mid Cap Index

EQ/Money Market

EQ/Montag & Caldwell Growth

EQ/Morgan Stanley Mid Cap Growth

EQ/Oppenheimer Global

EQ/PIMCO Global Real Return Portfolio

EQ/PIMCO Ultra Short Bond

EQ/Small Company Index

EQ/T. Rowe Price Growth Stock

EQ/UBS Growth and Income

EQ/Wells Fargo Omega Growth

Hybrid Portfolios*

0.15% of the average daily net assets of the Portfolios for the first $20 billion; 0.110% of the next $5 billion, and

0.100% thereafter (based on aggregate average daily net assets of the Portfolios), plus $32,500 for each Portfolio with average net assets of less than $5 billion

EQ/AllianceBernstein Small Cap Growth

AXA/Franklin Balanced Managed Volatility (formerly, EQ/Franklin Core Balanced)

AXA/Mutual Large Cap Equity Managed Volatility (formerly, EQ/Mutual Large Cap Equity)

AXA/Franklin Small Cap Value Managed Volatility (formerly, EQ/AXA Franklin Small Cap Value Core)

AXA/Templeton Global Equity Managed Volatility (formerly, EQ/Templeton Global Equity)

EQ/Emerging Markets Equity PLUS

EQ/Equity Growth PLUS

EQ/Global Bond PLUS**

AXA Global Equity Managed Volatility (formerly, EQ/Global Multi-Sector Equity)

EQ/High Yield Bond

AXA International Core Managed Volatility (formerly, EQ/International Core PLUS)

AXA International Value Managed Volatility (formerly, EQ/International Value PLUS)

AXA Large Cap Core Managed Volatility (formerly, EQ/Large Cap Core PLUS)

AXA Large Cap Growth Managed Volatility (formerly, EQ/Large Cap Growth PLUS)

AXA Large Cap Value Managed Volatility (formerly, EQ/Large Cap Value PLUS)

AXA Mid Cap Value Managed Volatility (formerly, EQ/Mid Cap Value PLUS)

EQ/Natural Resources PLUS

EQ/Quality Bond PLUS**

EQ/Real Estate PLUS

EQ/Convertible Securities

Multimanager Aggressive Equity

Multimanager Core Bond

Multimanager Mid Cap Growth

Multimanager Mid Cap Value

Multimanager Technology

ATM Portfolios*

0.15% of the average daily net assets of the Portfolios for the first $20 billion; 0.110% of the next $5 billion, and

0.100% thereafter (based on aggregate average daily net assets of the Portfolios), plus $32,500 for each Portfolio with average net assets of less than $5 billion

ATM International Managed Volatility (formerly, ATM International)

ATM Large Cap Managed Volatility (formerly, ATM Large Cap)

ATM Mid Cap Managed Volatility (formerly, ATM Mid Cap)

ATM Small Cap Managed Volatility (formerly, ATM Small Cap)

AXA 2000 Managed Volatility Portfolio (formerly, AXA Tactical Manager 2000 Portfolio)

AXA 400 Managed Volatility Portfolio (formerly, AXA Tactical Manager 400 Portfolio)

AXA 500 Managed Volatility Portfolio (formerly, AXA Tactical Manager 500 Portfolio)

AXA International Managed Volatility Portfolio (formerly, AXA Tactical Manager International Portfolio)

EQ/AllianceBernstein Dynamic Wealth Strategies

Allocation Portfolios (Funds-of-Funds)*

0.15% of the average daily net assets of each Portfolio for the first $15 billion; 0.125% of the next $5 billion, and

0.100% thereafter (per Portfolio basis), plus $32,500 per Portfolio for each Portfolio with average net assets of less than $5 billion

All Asset Moderate Growth-Alt 15

All Asset Growth-Alt 20

All Asset Aggressive-Alt 25

All Asset Aggressive-Alt 50

All Asset Aggressive-Alt 75

AXA Aggressive Strategy

AXA Balanced Strategy

AXA Ultra Conservative Strategy

AXA Conservative Strategy

AXA Conservative Growth Strategy

AXA Growth Strategy

AXA Moderate Growth Strategy

AXA/Franklin Templeton Allocation Managed Volatility

(formerly, EQ/Franklin Templeton Allocation)

*	Assets of these Portfolios are not included in the calculation of the single-advised Portfolio asset based fee.
**	Exchange-traded fund (ETF) allocated portion approved but not operational.